UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: May 6, 2014

(Date of earliest event reported)

Imperva, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

001-35338	03-0460133
(Commission File Number)	(IRS Employer Identification No.)

3400 Bridge Parkway, Suite 200 Redwood Shores, California	94065
(Address of Principal Executive Offices)	(Zip Code)

(650) 345-9000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) Imperva, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on May 6, 2014. Proxies for the Annual Meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended.

(b) The matters below, which are described in more detail in the Company’s proxy statement filed with the Securities and Exchange Commission on March 31, 2014, were voted on at the Annual Meeting and the number of votes cast with respect to each matter was as indicated.

(1) Holders of the Company’s common stock voted to elect three directors to serve on the Board as Class III directors, each to serve until the Company’s annual meeting of stockholders to be held in 2017 and until his successor is elected and qualified, or until his death, resignation or removal:

Name	For	Withheld	Broker Non-Votes

Shlomo Kramer	22,180,393	659,620	1,373,578

Albert Pimentel	22,349,379	490,634	1,373,578

James Tolonen	22,349,723	490,290	1,373,578

In addition, the following directors’ term of office continued after the Annual Meeting: Charles Giancarlo, Theresia Gouw, Steve Krausz, Frank Slootman and David Strohm. Messrs. Giancarlo and Krausz are Class I directors, whose term of office will expire at our annual meeting of stockholders to be held in 2015. Messrs. Slootman and Strohm and Ms. Gouw are Class II directors, whose term of office will expire at our annual meeting of stockholders to be held in 2016.

(2) Holders of the Company’s common stock voted to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014:

Votes For	Votes Against	Abstentions

24,161,326	45,597	6,668

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMPERVA, INC.

By:	/s/ Terrence J. Schmid
Terrence J. Schmid Chief Financial Officer

Date: May 7, 2014